UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2020

(Date of Report, Date of Earliest Event Reported)

COVIA HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

001-38510

(Commission File Number)

Delaware	13-2656671
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 Summit Park Drive, Suite 700, Independence, Ohio	44131
(Address of Principal Executive Offices)	(Zip Code)

(800) 255-7263

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 21, 2020, Covia Holdings Corporation (“we,” “us,” “our” or “registrant”) held our annual meeting of stockholders (“Annual Meeting”).  At the Annual Meeting, our stockholders voted on three matters, with the results of the voting as follows:

Item 1 – Election of Directors.  To elect as directors the nominees named in our April 9, 2020 proxy statement (“Proxy Statement”).

Nominee	For	Against	Abstain	Broker Non-Vote
William E. Conway	99,805,105	5,262,685	89,634	9,993,649
Kurt Decat	98,749,463	6,199,632	208,329	9,993,649
Jean-Luc Deleersnyder	98,471,219	6,478,451	207,754	9,993,649
Michel Delloye	102,935,973	2,007,127	214,324	9,993,649
Jean-Pierre Labroue	101,431,986	3,512,003	213,435	9,993,649
Olivier Lambrechts	98,555,282	6,388,788	213,354	9,993,649
Matthew F. LeBaron	102,773,596	2,175,195	208,633	9,993,649
William P. Kelly	103,694,445	1,275,441	187,538	9,993,649
Stephen J. Hadden	103,053,807	1,956,846	146,771	9,993,649
Richard A. Navarre	97,098,219	7,872,988	186,217	9,993,649
Jeffrey B. Scofield	101,541,461	3,393,561	222,402	9,993,649

Item 2 – Say-on-Pay Vote.  To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Vote
99,103,951	5,849,029	204,444	9,993,649

Item 3 – Ratification of the Appointment of Ernst & Young LLP.  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

For	Against	Abstain
114,229,069	473,497	448,507

No other matters were submitted to a vote of our stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COVIA HOLDINGS CORPORATION

Date:	May 26, 2020	/s/ Andrew D. Eich
Andrew D. Eich
Executive Vice President, Chief Financial Officer and Treasurer